Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 25, 2004 relating to the financial statements which appear in Scottish Power plc’s Annual Report on Form 20-F for the year ended March 31, 2004. We also consent to the references to us under the heading “Independent Accountants” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Glasgow

October 29, 2004